                                                                    EXHIBIT 99.1

CONTACTS:  MIMI SELLS OR SILVIA YOUNG
           EGREETINGS NETWORK, INC.
           PH. 415.375.4100

FOR RELEASE AT 10:00 A.M. PST, OCTOBER 25, 2000


             EGREETINGS NETWORK, INC. REPORTS THIRD QUARTER RESULTS
                -- COMPANY ANNOUNCES MANAGEMENT RESTRUCTURING --

SAN FRANCISCO - October 25, 2000 - Egreetings Network, Inc. (Nasdaq: EGRT), a rich media company and leading online card and entertainment site at www.egreetings.com, today reported financial results for the third quarter ended September 30, 2000. The company also announced a management restructuring and staff reduction.

Revenues for the third quarter of 2000 were $2.3 million, compared with $803,000 reported in the third quarter of 1999, an increase of 185 percent. Net loss for the third quarter of 2000, including certain non-cash charges, was $10.9 million or a loss of $0.32 per share on 33.6 million shares. This compares with a net loss of $10.0 million or a loss of $0.61 per share on 16.4 million shares for the third quarter of 1999.

Excluding the amortization of non-cash stock-based compensation and deferred content, net loss for the third quarter of 2000 was $9.3 million, or a loss of $0.28 per share, compared with a net loss of $8.8 million, or a loss of $0.54 per share during the third quarter of 1999.


                                     (more)

EGREETINGS NETWORK, INC. REPORTS THIRD QUARTER RESULTS
PAGE 2

The Board announced a management restructuring and a 34% reduction in force. President and Chief Executive Officer, Gordon M. Tucker is stepping down and Andrew Moley, the current Chief Financial Officer has been named his successor and will also take a seat on the Board of Directors. Scott Neamand, formerly Vice President, Finance and Controller, has been named Chief Financial Officer and Senior Vice President. Sarah Anderson has been named Chief Operating Officer. She was previously Senior Vice President of User Experience and Editor-in-Chief. Nancy Levin continues as President of Entertainment and has been named a Senior Vice President of the company. The restructuring involves a reduction in force of 60 permanent employees, with over 100 remaining. The Entertainment Division is unaffected by the staff reductions, reflecting a core focus of the company going forward.

Stewart Alsop, director of Egreetings and a general partner in New Enterprise Associates, announced the executive management changes: "Gordon Tucker did a great job building Egreetings Network into a world class enterprise with a significant future as a publicly held company. The Board accepts his resignation with both regret and appreciation for his contribution."

CEO Andrew Moley addressed the difficult decision to reduce staff: "The slowing advertising environment has clearly impacted our business. While we have continued to tightly manage expenses, it has not been enough. Reducing our staff is a painful step as all of our employees have been vital contributors in building Egreetings. However, current market realities require that we tightly focus our business toward achieving profitability and we must therefore staff accordingly. I want to express my utmost appreciation and respect for the efforts of these employees and we are making every effort to be sensitive to their needs at this time.

                                     (more)

EGREETINGS NETWORK, INC. REPORTS THIRD QUARTER RESULTS
PAGE 3

"The Board has confidence in the new management team under Andrew Moley's leadership and believes they are strongly positioned to execute on the goal of profitability in 2001," Alsop said.

Going forward, the Egreetings Network management team will focus on the company's core competencies: continuing to create a compelling consumer site, leveraging music and entertainment content, and optimizing current business-to-business partnerships.

Egreetings Network management will hold a conference call to discuss these results today, October 25, at 1:30 PM Pacific Time. Those wishing to join should dial 630.395.0173 at approximately 1:15 PM. The passcode for the call is Egreetings. A replay will be available for one week after today by calling 402.220.0219.

ABOUT EGREETINGS NETWORK, INC.

Egreetings Network, Inc. (Nasdaq: EGRT) is a rich media company and operates a leading online card and entertainment site at www.egreetings.com. Our business offerings include content platform services and multi-media communications tools for customer acquisition, retention and revenue generation.

Egreetings Network's Web site, offers thousands of online cards for all occasions and sentiments featuring rich graphics, animations and music that can be personalized to make messages memorable and unique. E-greetings is a registered trademark and Egreetings is a trademark of Egreetings Network, Inc.


                                     (more)

EGREETINGS NETWORK, INC. REPORTS THIRD QUARTER RESULTS
PAGE 4

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the company's expected future business and financial performance, changes to the company's executive management team, the company's expansion of market share, present and future content licensing and strategic marketing relationships, increasing site usage and future distribution partnerships that involve risks and uncertainties. Actual results may differ materially because of various risks associated with the business. These risks include expanding and enhancing our product and service offerings; revenue goals and achievement of financial performance of our business model; continually enhancing the technology we use to deliver our products and services; maintaining and enhancing our brand; increasing the amount of traffic to our Web site; monetizing our services and site and selling sponsorships and advertising; increasing the value of our products and services to consumers, advertisers and e-commerce merchants; continuing to build premium content distribution deals; and attracting, integrating, retaining and motivating qualified personnel; and the risks associated with a reduction in force. Important factors, which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings with the U.S. Securities and Exchange Commissions made from time to time by Egreetings, including its annual report on Form 10-K/A for the fiscal year ended December 31, 1999 and its quarterly report for the fiscal quarter ended June 30, 2000. For an expanded discussion on such risks, please see the documents filed by Egreetings Network, Inc. with the U.S. Securities and Exchange Commission.

--------------------

All outstanding shares used in the computation of net loss per share assume conversion of all preferred stock, as if the conversion to common stock occurred at the beginning of the period or at the date of issuance, if later.

                                      ###

                            EGREETINGS NETWORK, INC.
                            CONDENSED BALANCE SHEETS
                                 (in thousands)


                                                                            SEPTEMBER 30,          DECEMBER 31,
                                                                                2000                   1999
                                                                            -------------         -------------

                                     ASSETS
Current Assets:
              Cash and cash equivalents                                          $  6,600             $  81,774
              Short-term investments                                               28,746                     -
              Receivables, net                                                      2,531                 1,228
              Prepaid expenses and other current assets                             8,173                 9,244
                                                                            -------------         -------------

                          Total current assets                                     46,050                92,246

Long-term investments                                                              14,909                     -
Property and equipment, net                                                        16,725                11,800
Restricted cash deposit                                                                 -                 2,172
Deferred content costs                                                              9,012                12,740
Deposits and other assets                                                             892                 1,165
                                                                            -------------         -------------

                          Total assets                                           $ 87,588               120,123
                                                                            =============         =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
              Accounts payable                                                   $  2,378             $   7,910
              Accrued expenses and other current liabilities                        3,032                 4,319
              Deferred revenue                                                      1,448                   581
              Current portion of equipment term loan                                1,814                 1,764
                                                                            -------------         -------------

                          Total current liabilities                                 8,672                14,574

Equipment term loan, less current portion                                           2,377                 3,718
                                                                            -------------         -------------
                          Total liabilities                                        11,049                18,292

Stockholders' Equity:
              Common stock                                                        165,924               159,227
              Deferred stock compensation                                            (868)               (2,195)
              Notes receivable from stockholders                                   (7,620)               (5,490)
              Accumulated deficit                                                 (80,897)              (49,711)
              Total stockholders' equity                                           76,539               101,831
                                                                            -------------         -------------

                          Total liabilities and stockholders' equity             $ 87,588             $ 120,123
                                                                            =============         =============


                            EGREETINGS NETWORK, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts )


                                                        Three Months Ended                      Nine Months Ended
                                                           September 30,                           September 30,
                                                         -----------------                      ------------------
                                                         2000         1999                       2000         1999
                                                         ----         ----                       ----         ----
Revenues                                                 $ 2,289      $ 803                      $ 8,163      $ 1,527
Costs and expenses:
        Cost of services                                   2,154        918                        4,567        1,989
        Sales and marketing                                3,288      2,948                       13,557        8,221
        Operations and development                         4,687      3,713                       13,153        7,081
        General and administrative                         1,926      2,045                        5,599        4,051
        Amortization of deferred content costs             1,339        349                        3,933          754
        Amortization of deferred stock compensation          242        807                          942        1,366
                                                       ---------   --------                    ---------    ---------
              Total costs and expenses                    13,636     10,780                       41,751       23,462
                                                       ---------   --------                    ---------    ---------

Loss from operations                                     (11,347)    (9,977)                     (33,588)     (21,935)
 income (expense), net                                       728         15                        2,531          (92)
Other income (expense), net                                 (279)        --                         (129)          --
                                                       ---------   --------                    ---------    ---------

Net loss                                               $ (10,898)  $ (9,962)                   $ (31,186)   $ (22,027)
                                                       =========   ========                    =========    =========
Net loss per share:
        Proforma basic and diluted                     $   (0.32)  $  (0.61)                     $ (0.94)     $ (1.51)
                                                       =========   ========                    =========    =========
Shares used in calculation of net loss per share:
        Proforma basic and diluted                        33,637     16,414                       33,326       14,570
                                                       =========   ========                    =========    =========